Exhibit 4.4

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

Relating to KILCOY GLOBAL FOODS, LTD.

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of December 7, 2018 by and among:

A.	Kilcoy Global Foods, Ltd., a company with limited liability duly incorporated and validly existing under the Laws of the Cayman Islands with its registered address at Vistra (Cayman) Limited, P. O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205, Cayman Islands (the “Company”);

B.	ACCE Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, being an existing shareholder of the Company (“ACCE”);

C.	ATOC Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, being an existing shareholder of the Company (“ATOC”);

D.	Harford Global Limited, a limited liability company incorporated under the laws of British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, being an existing shareholder of the Company (“Harford”);

E.	BonneVie, Ltd., a limited liability company incorporated under the laws of British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, being an existing shareholder of the Company (“BonneVie”);

F.	Palace Investments Pte. Ltd., a company with limited liability duly incorporated and validly existing under the laws of Singapore with its registered address at 3Fraser Street, #10-23 Duo Tower, Singapore 189352, being an existing shareholder of the Company (“Palace”);

G.	New Accord Ventures Limited, a company with limited liability duly incorporated and validly existing under the laws of the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, being an existing shareholder of the Company(“NewAccord”);

H.	International Finance Corporation, an international organization established by Articles of Agreement among its member countries, with its registered address at 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433, being an existing shareholder of the Company (“IFC”);

I.	ABERDEEN ASIA PACIFIC III, L.P., a limited partnership duly established and validly existing under the laws of the Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, being an existing shareholder of the Company (“Aberdeen Pacific”);

J.	ABERDEEN ASIA PARTNERS III, L.P., a limited partnership duly established and validly existing under the laws of the State of Delaware with its registered address at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, being an existing shareholder of the Company (“Aberdeen Partners”);

K.	AMG CO., LTD., a company with limited liability duly incorporated and validly existing under the laws of Japan with its registered address at 8F Saiin Building, 31 Saiin Higashikaigawa-cho, Ukyo-ku, Kyoto, 615-0057, Japan, being an existing shareholder of the Company (“AMG”);

L.	New High Lao International Investment Ltd, a company with limited liability duly incorporated and validly existing under the laws of the Cayman Islands with its registered address at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands, being an existing shareholder of the Company (“HDL”);

M.	GREENBACKS HOLDINGS LIMITED, a limited liability company incorporated and validly existing under the Laws of the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, being an existing shareholder of the Company (“Greenbacks”);

N.	CeresPlus, LTD., a company with limited liability duly incorporated and validly existing under the laws of the British Virgin Islands with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, being an existing shareholder of the Company (“Ceres”);

O.	Delibeef Co., Ltd., a company with limited liability duly incorporated and validly existing under the laws of Cayman Islands with registered address at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, being an existing shareholder of the Company (“Delibeef’);

P.	Asia Alternatives Capital Partners IV, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States (“AA A”);

Q.	AACP IV Ex-Japan Investors, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States (“AA B”);

R.	Fei Asia Investors III, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States (“AA C”);

S.	MD Asia Investors III, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States (“AA D”);

T.	Focus Asia 2014 Master, L.P., a limited liability partnership duly organized and validly existing under the laws of Cayman Islands with registered address at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Ave, George Town Grand Cayman, KY1-9005, Cayman Islands (“AA E”);

U.	New York Balanced Pool Asia Investors II, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States ( “AA F”);

V.	Asia Alternatives Ivory Partners III, L.P., a limited liability partnership duly organized and validly existing under the laws of Cayman Islands with registered address at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Ave, George Town Grand Cayman, KY1-9005, Cayman Islands ( “AA G”);

W.	Asia Alternatives FL Investor, II, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States ( “AA H”);

X.	Virginia Asia Investors II, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States (“AA I”);

Y.	IL Asia Investors, LP, a limited liability partnership duly organized and validly existing under the laws of Delaware, United States with registered address at c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904, United States (“AA J”).

AA A, AA B, AA C, AA D, AA E, AA F, AA G, AA H, AA I and AA J, each shall be referred to as an “AA Investor” and collectively as the “AA Investors”. Palace, NewAccord, IFC, Aberdeen Pacific, Aberdeen Partners, AMG, HDL, Greenbacks, Ceres, Delibeef and AA Investors each shall be referred to as an “Investor” and collectively as the “Investors”. ACCE, ATOC, Harford and BonneVie are each referred to as an “Original Shareholder” and collectively as “Original Shareholders”. The Original Shareholders and the Investors may hereinafter collectively be referred to as “Shareholders” and respectively referred to as a “Shareholder”. The Company and the Shareholders shall be referred to as “Parties” collectively and respectively referred to as a “Party”.

RECITALS

WHEREAS, the Company and the AA Investors have entered into a Shares Subscription Agreement dated December 7, 2018 (the “Subscription Agreement I”) regarding the subscription of shares of the Company by the AA Investors;

WHEREAS, the Company and Harford have entered into a Shares Subscription Agreement dated December 7, 2018 (the “Subscription Agreement II”) regarding the subscription of shares of the Company by Harford;

WHEREAS, the Company and Delibeef have entered into a Shares Subscription Agreement dated December 7, 2018 (the “Subscription Agreement III”) regarding the subscription of shares of the Company by Delibeef;

WHEREAS, the Company and IFC have entered into a Shares Subscription Agreement dated December 7, 2018 (the “Subscription Agreement IV” together with Subscription Agreement I, Subscription Agreement II and Subscription Agreement III, “Subscription Agreements”) regarding the subscription of shares of the Company by IFC;

WHEREAS, the parties hereto now wish to enter into this Amended and Restated Shareholders Agreement to amend, restate, supersede and replace all the prior agreements and for the purposes of regulating the rights and obligations among them as well as the business and management of the Company from the date hereof. NOW THEREFORE, the Parties agree as follows:

1.	Defined Terms and Interpretation

1.1.	Defined Terms.

Capitalized terms shall have the meaning ascribed to them in Schedule 1 of this Agreement.

1.2.	Interpretation.

In this Agreement, unless the context otherwise requires:

(a)	the singular includes the plural and vice versa and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, schedule or annexure is to a clause in or paragraph of or schedule or annexure to this Agreement and a reference to this Agreement includes any schedule or annexure;

(d)	a reference to a document or instrument, includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to time is to Beijing time;

(f)	a reference to a party to this Agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(g)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, reenactments or replacements of any of them;

(i)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(j)	whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(k)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(l)	a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Agreement or any part of it; and

(m)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3.	Headings.

Headings are for ease of reference only and do not affect the interpretation of this Agreement.

2.	Commencement

This Agreement shall commence on the date of this Agreement.

3.	Pre-emptive Rights, Oversubscription Rights and Rights of the Ordinary Shares

3.1.	Restrictions. The Company shall not issue any securities (including any Equity Securities of the Company or any debt or other securities of any kind) of any type or class to any Person (the “Proposed Recipient”) unless the Company has offered each Shareholder in accordance with the provisions of this Clause 3, the right to purchase up to such Shareholder’s Preemptive Pro Rata Share of such issuance (“Preemptive Rights”) and subject to the remaining provisions of this Clause 3, the right to oversubscribe if any other Shareholder elects not to purchase fully its Preemptive Pro Rata Share of such securities (“Oversubscription Rights”) for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient. The Company shall offer each of the Preemptive Shareholders (defined below) that have the right to exercise the Oversubscription Rights pursuant to Clause 3.3, the right to purchase up to its Oversubscription Pro Rata Share of the Unsubscribed Securities; provided that no Shareholder shall be obliged to purchase more securities than such securities it indicates its agreement to take up under Clause 3.3.

3.2.	Notice. Not less than 60 days before a proposed issuance of securities (a “Proposed Issuance”), the Company shall deliver to each Shareholder written notice (the “Issuance Notice”) of the Proposed Issuance setting forth (a) the number, type and terms of the securities to be issued, (b) the percentage of such securities that each Shareholder is entitled to purchase pursuant to the Preemptive Rights, (c) the consideration to be received by the Company in connection with the Proposed Issuance and (d) the identity of the Proposed Recipients and the Person(s) that Controls such Proposed Recipients.

3.3.	Exercise of Preemptive Rights.

(a)	Within twenty (20) Business Days following the receipt of the Issuance Notice (the “First Issuance Notice Period”), each Shareholder electing to exercise its rights under this Clause 3 (each, a “Preemptive Shareholder”) shall give written notice to the Company specifying the number of securities up to its Preemptive Pro Rata Share that such Preemptive Shareholder agrees to purchase pursuant to the exercise of its Preemptive Rights (including the calculation by such Preemptive Shareholder of its Preemptive Pro Rata Share).

(b)	If the Preemptive Shareholders do not elect to subscribe for all such securities within the First Issuance Notice Period pursuant to Clause 3.3(a), the Company shall within three (3) days after the expiry of the First Issuance Notice Period, deliver to each Preemptive Shareholder that has duly and fully exercised its Preemptive Rights within the First Issuance Notice Period, a written notice (the “Oversubscription Notice”) setting forth the number of such securities that were not purchased within the First Issuance Notice Period (the “Unsubscribed Securities”) and inviting each such Preemptive Shareholder to notify the Company in writing within a period of ten (10) Business Days after the date of delivery of the Oversubscription Notice (the “Second Issuance Notice Period”), the number of the Unsubscribed Securities up to its Oversubscription Pro Rata Share that such Preemptive Shareholder wishes to purchase pursuant to the exercise of its Oversubscription Rights.

(c)	Except as provided in the next succeeding sentence, failure by any Shareholder to give such notice within the First Issuance Notice Period or the Second Issuance Notice Period (as the case may be) shall be deemed a waiver by such Shareholder of any of its Preemptive Rights or Oversubscription Rights, as the case may be, under this Clause 3 with respect to the Proposed Issuance without prejudice to its Preemptive Rights or Oversubscription Rights (as the case may be) with respect to any other Proposed Issuance. If any Shareholder fails to give the notice required under this Clause 3.3 solely because of the Company’s failure to comply with the notice provisions of Clause 3.2 or 3.3(b), then the Preemptive Rights and Oversubscription Rights of such Shareholder shall not lapse or be waived and the Shareholders shall procure that Company will not issue securities in contravention with this Clause 3 and if any securities are purported to be issued, such issuance of securities shall be void.

3.4.	The closing of the sale and purchase of the securities of the Proposed Issuance pursuant to the exercise of the Preemptive Rights and/or the Oversubscription Rights in accordance with this Clause 3 shall take place remotely via the exchange of documents and signatures (or in such other manner as may be agreed in writing between the Company and the Preemptive Shareholders), on the seventh Business Day after the expiry of the Second Issuance Notice Period, or if the securities of the Proposed Issuance are fully subscribed at the expiry of the First Issuance Notice Period, on the seventh Business Day after the expiry of the First Issuance Notice Period. At each such closing, each Shareholder that has agreed to purchase the securities of the Proposed Issuance pursuant to the exercise of its Preemptive Rights and/or Oversubscription Rights in accordance with this Clause 3, shall pay the total consideration for such securities by means of wire transfer of immediately available funds to the account of the Company and the Company shall, against the payment of such consideration, issue to such Shareholder a certificate representing such securities as purchased by such Shareholder together with a certified true copy of the updated Register of Members that reflects such Shareholder as the registered holder of such purchased securities, free and clear of all Encumbrances.

3.5.	If any securities of the Proposed Issuance have not been subscribed pursuant to the exercise of the Preemptive Rights and/or the Oversubscription Rights in accordance with this Clause 3 (the “Residual Securities”), the Company shall have 30 days thereafter to complete issuance of such Residual Securities to the Proposed Recipient for a per unit consideration, payable solely in cash, not less than the per unit consideration and otherwise on the terms and conditions not more favorable than those offered to the Shareholders in accordance with this Clause 3. In the event that the Company has not issued and sold such Residual Securities within such 30 day period, then the Company shall not thereafter issue or sell any Residual Securities without again first offering such Residual Securities to the Shareholders pursuant to this Clause 3.

3.6.	The rights of the Ordinary Shares shall include the following: (i) each Ordinary Share shall be entitled to one vote per share; (ii) each Ordinary Share shall be entitled to such dividends as the Board may from time to time declare; (iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, each Ordinary Share shall be entitled to the surplus assets of the Company; and (iv) each Ordinary Share shall be entitled to enjoy all of the rights attaching to Ordinary Shares under the Memorandum and Articles.

4.	Restrictions on Transfer of Shares

4.1.	Limitation on Transfers. No Shareholder shall sell, give, transfer, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, any Equity Securities of the Company (the “Restricted Securities”) or any right, title or interest therein or thereto (each, a “Transfer”), except as expressly permitted by this Clause 4. A Transfer shall only be effective if the transferee shall have acceded to the terms of this Agreement and shall have become a party hereto.

No Shareholder may Transfer, and the Company may not issue, any Restricted Securities in the Company to any of the individuals or entities named on (i) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (ii) the World Bank Listing of Ineligible Firms (see www.worldbank.org/debarr).

The Original Shareholders may Transfer their Restricted Securities only if each of the following conditions is satisfied: (i) such Transfer complies with the other provisions of this Clause 4; (ii) the consideration to be paid in such Transfer shall include sufficient cash as may be required to purchase all of the Shares of the Investors included in the Tag-Along Sale; (iii) after giving effect to such Transfer, the Original Shareholders, in aggregate, continue to own no less than 65% of the Equity Securities of the Company (as determined on a fully diluted basis); and (iv) such Transfer does not contravene or trigger any provision with respect to any Indebtedness of any Group Company.

Any attempt to Transfer or issue any Restricted Securities in violation of this Clause 4.1 shall be null and void ab initio, and the Company shall not register any such Transfer.

4.2.	Permitted Transfers. The following Transfers of Restricted Securities may be made without compliance with the provisions of Clauses 4.1, 4.3, 4.4, 4.5 or 4.6: the Transfer of all or any part of the Restricted Securities held by any Shareholder to its Permitted Transferee, provided the Permitted Transferee has agreed in writing to be bound by the Amended and Restated Shareholders Agreement, and all amendments thereof, and shall be a party hereto, provided further that if such Permitted Transferee ceases to be a Permitted Transferee, the Restricted Securities held by such Permitted Transferee shall be transferred to the Shareholder transferring such Restricted Securities in the first instance or to another Permitted Transferee of that Shareholder.

4.3.	Right of First Refusal.

(a)	Subject to Clause 4.2, any Shareholder who wishes to Transfer its Restricted Securities (a “Transferring Shareholder”) to a Person other than its Permitted Transferee (a “Proposed Transferee”) shall serve a notice (“Sale Notice”) to the Company and the other Shareholders stating the number of Restricted Securities (“Offered Shares”) it wishes to Transfer, the offer price for each Offered Share, the material terms and conditions of the proposed Transfer and the identity of the Proposed Transferee and the Person(s) that Controls such Proposed Transferee (“Proposed Transfer”). The Sale Notice shall constitute an irrevocable offer to Transfer once issued.

(b)	Subject to Clauses 4.3(c)-(h), the Shareholders other than the Transferring Shareholder (each, a “Non-Transferring Shareholder”) shall be entitled to purchase all (but not less than all) of the Offered Shares on terms and conditions set forth in the Sale Notice. Each Non-Transferring Shareholder shall send a notice in writing (the “Acceptance Notice”) to the Transferring Shareholder and the Company within fifteen (15) days of receiving the Sale Notice from the Transferring Shareholder (the “ROFR Acceptance Period”) specifying the number of Offered Shares such Non-Transferring Shareholder wishes to purchase.

(c)	The Offered Shares shall be allotted among the Non-Transferring Shareholders issuing the Acceptance Notice. Each Non-Transferring Shareholder shall be allotted the lower of (i) such Non-Transferring Shareholder’s ROFR Pro Rata Share of the Offered Shares, and (ii) the number of Offered Shares it wishes to purchase as specified in the Acceptance Notice. For the avoidance of doubt, the Non-Transferring Shareholder’s ROFR Pro Rata Share of the Offered Shares in this Clause 4.3(c) shall be equal to the product of (i) the aggregate number of the Offered Shares being transferred to the Proposed Transferee, multiplied by (ii) a fraction, the numerator of which is the number of Shares (on an as-converted basis) then held by such Non-Transferring Shareholder on the date of the Sale Notice, and the denominator of which is the aggregate number of Shares (on an as-converted basis) held by all Non-Transferring Shareholders on that date.

(d)	If the Non-Transferring Shareholders do not elect to purchase all Offered Shares before the expiration of the ROFR Acceptance Period, the Transferring Shareholder shall within three (3) days after the expiry of the ROFR Acceptance Period, deliver to the Company and each Non-Transferring Shareholder other than any Non-Transferring Shareholder that does not purchase 100% of such Non-Transferring Shareholder’s ROFR Pro Rata Share of the Offered Shares in accordance with Clause 4.3(c), a written notice (the “Second Sale Notice”) setting forth the number of such Offered Shares that were not purchased within the ROFR Acceptance Period and inviting each such Non-Transferring Shareholder to notify the Transferring Shareholder in writing within a period of five (5) Business Days after the date of delivery of the Second Sale Notice (the “Second ROFR Acceptance Period”), the number of such Offered Shares that such Non-Transferring Shareholder wishes to purchase. Each such Non-Transferring Shareholder shall be entitled to purchase up to all of the Offered Shares set forth in such Second Sale Notice, provided that in the event of any oversubscription, the number of Offered Shares purchased by the oversubscribing Non-Transferring Shareholders pursuant to this Clause 4.3(d) shall be reduced on a pro rata basis based on their respective ROFR Pro Rata Share.

(e)	If the Non-Transferring Shareholders have not elected to purchase all (but not less than all) of the Offered Shares within the ROFR Acceptance Period or, in the case a Second Sale Notice was (or should have been) issued, the Second ROFR Acceptance Period, the Non-Transferring Shareholders shall be deemed to have declined the offer and the Transferring Shareholder may, subject to the tag-along rights of the Non-Transferring Shareholders in accordance with Clause 4.4, sell all (but not less than all) of the Offered Shares to the Proposed Transferee in a bona fide sale at a price per share not less than the offer price and on terms that are not more favorable than that offered to the Non-Transferring Shareholders, provided such sale shall be consummated within ninety (90) days after the date of the Sale Notice. Any Transfer after the expiry of the ninety (90)-day period shall be conducted in accordance with the procedure set forth in this Clause 4.3.

(f)	If the Non-Transferring Shareholders have elected to purchase all (but not less than all) of the Offered Shares within the ROFR Acceptance Period or, in the case a Second Sale Notice was (or should have been) issued, the Second ROFR Acceptance Period, then, within thirty (30) days thereafter, the Transferring Shareholders shall transfer the Offered Shares, free and clear of all Encumbrances, to the Non-Transferring Shareholders who have elected to purchase the Offered Shares at the price per share and on terms and conditions set forth in the Sale Notice.

(g)	For the avoidance of doubt, if any Investor does not exercise its rights under this Clause 4.3, it shall nevertheless have the right to exercise its rights under Clause 4.4 below.

(h)	Notwithstanding any other provision of this Agreement, this Clause 4.3 shall cease to apply to IFC, Aberdeen Pacific, Aberdeen Partners, AMG, Palace, NewAccord, HDL and AA Investors in their respective capacity as Transferring Shareholders upon any material breach by the Company of the Policy Agreement.

4.4.	Tag-Along Rights.

(a)	If any Original Shareholder who wishes to transfer its Restricted Securities (each a “Transferring Current Shareholder”) to a Proposed Transferee and to the extent other Shareholders do not exercise their respective rights of first refusal as to all of the Offered Shares proposed to be sold by the Transferring Current Shareholder to the Proposed Transferee, the Transferring Current Shareholder shall serve a notice (the “Tag-Along Notice”) to each Investor (“Tag-Along Right Holder”), stating (i) the number of Offered Shares to be sold in the Tag-Along Sale, and (ii) the expected date of consummation of the Proposed Transfer, which must be no earlier than fifteen (15) days and no later than thirty (30) days after the delivery of such Tag-Along Notice. Such Tag-Along Notice shall be accompanied by true and complete copies of all agreements between the Proposed Transferee and the Transferring Current Shareholder regarding the Proposed Transfer.

(b)	Upon delivery of a Tag-Along Notice, each of the Tag-Along Right Holders shall have the right, but not the obligation, to sell up to its Tag-Along Pro Rata Share of the Offered Shares at the same price per share, for the same form of consideration (subject to Clause 4.4(d) below) and pursuant to the same terms and conditions as set forth in the Tag-Along Notice (but in no event less favorable than the terms and conditions offered to the Transferring Current Shareholder) (a “Tag-Along Sale”). If any Tag-Along Right Holder wishes to participate in a Tag-Along Sale, it shall provide irrevocable written notice to the Transferring Current Shareholder no later than fifteen (15) days after the date of the Tag-Along Notice (each such electing Tag-Along Right Holder, a “Tagging Shareholder”, and such 15-day period, the “Tag-Along Acceptance Period”). The Transferring Current Shareholder shall not consummate the Tag-Along Sale unless the Proposed Transferee purchases all of the Shares requested to be included in the Tag-Along Sale by the Tagging Shareholders on the same terms and conditions applicable to the Transferring Current Shareholder; provided that no Tagging Shareholder shall be required to provide (i) representations and warranties other than with respect to itself and the Shares that it proposes to sell or (ii) any indemnity or joint and several obligation in connection with such a sale. To the extent one or more Tag-Along Right Holders exercise such tagalong right in accordance with the terms and conditions set forth herein, the number of Offered Shares that the Transferring Current Shareholder may Transfer to the Proposed Transferee shall be correspondingly reduced.

(c)	For the avoidance of doubt, the Tagging Shareholder’s Tag-Along Pro Rata Share of the Offered Shares as used in Clause 4.4(b) shall be equal to the product of (i) the aggregate number of the Offered Shares being transferred to the Proposed Transferee, multiplied by (ii) a fraction, the numerator of which is the number of Shares (on an as-converted basis) owned by such Tagging Shareholder on the date of the Tag-Along Notice and the denominator of which is the total number of Shares (on an as-converted basis) owned by the Transferring Current Shareholder and all Tagging Shareholders on that date.

(d)	For further avoidance of doubt, if any portion of the consideration for the Offered Shares is not payable in cash, then, upon request of any Tagging Shareholders, the Transferring Current Shareholder shall ensure that all of the Shares of such Tagging Shareholders included in the Tag-Along Sale are purchased at a price in cash not less than the price set forth in the Tag-Along Notice.

(e)	If the Tag-Along Sale shall not been completed within fifteen (15) days following the expiration of the Tag-Along Acceptance Period, then all restrictions on Transfer contained in this Agreement shall continue in effect.

(f)	The Tagging Shareholders shall (i) not be obligated to pay any expenses incurred in connection with any unconsummated Tag-Along Sale and (ii) be obligated to pay only their pro rata share (based on the number of Shares being sold in the Tag-Along Sale) of reasonable expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all of the relevant Shareholders and are not otherwise paid by the Company, the Proposed Transferee or any other Person.

4.5.	Avoidance of Restrictions. The Parties agree that the Transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Equity Securities of the Company indirectly through a company or other entity that can itself be sold in order to dispose of an interest in the Equity Securities of the Company free of such restrictions. Any Transfer or other disposal of any Equity Securities (or other interest) resulting in any change in a Shareholder or of any company (or other entity) having Control over that Shareholder shall be treated as a Transfer of the Shares held by that Shareholder, and the provisions of this Agreement that apply in respect of the Transfer of any Shares shall thereupon apply in respect of the Shares so held; provided, however, that this Clause 4.5 shall not apply to a Transfer of shares of NHI or any company having Control over NHI, provided that New Hope Group and its Affiliates shall jointly retain Control over NHI. Harford, Greenbacks and Ceres hereby represent that New Hope Group is the ultimate Controlling shareholder of NHI as of the date hereof.

4.6.	Transfer of Convertible Securities. Any Transfer of Equity Securities of the Company exercisable or convertible into or exchangeable for Shares will be deemed for the purposes of this Clause 4 to be a Transfer of Shares.

5.	The Board; Related Party Transactions

5.1.	The Board. The number of Directors constituting the entire Board shall be five. ACCE, ATOC and Harford shall jointly be entitled to appoint four Directors, whose appointment shall be through written notice by the appointment Shareholders to the Company. One Director shall be an independent Director, whose nomination shall be approved by the Investors (excluding Ceres, Greenbacks and Delibeef) holding no less than 50% of all Shares held by the Investors (excluding Ceres, Greenbacks and Delibeef). Each Shareholder hereby agrees to take all necessary actions to ensure that the Directors of the Company are appointed and removed only pursuant to this Clause 5.

5.2.	Each Palace and AA A shall have the right, but not the obligation, to designate one representative to attend and speak at meetings of the Board as an observer (in a nonvoting observer capacity). The observers shall be entitled to receive all information and documents sent to the Directors at the same time such information and documents are sent to the Directors.

5.3.	Term of Office of Directors. The term of office of a Director is three years. Upon reappointment by the appointing Shareholder, a Director may retain his office for another term.

5.4.	Removal of Directors. A Director shall be removed from the Board, without cause, upon, and only upon, the decision of his/her appointing Shareholder by written notice from the appointing Shareholder to the Company. In the event any Director gives the notice in writing to the Company that he/she resigns the office of Director or is removed, the Shareholder that nominated such Director will have the right to nominate such Director’s successor or replacement, and such successor or replacement Director shall be nominated and elected on or as soon as practicable after the date of such resignation or removal.

5.5.	Remuneration of Directors. The Directors shall not be entitled to remuneration. However, the Company shall reimburse the Directors for their reasonable costs of attendance at Board meetings. This Clause shall not prejudice the entitlement of a Director to remuneration due to such Director being an officer of the Company.

5.6.	Directors to Manage Business. The business of the Company shall be managed and conducted by the Board in accordance with this Agreement. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by law or by this Agreement, required to be exercised by the Company in general meeting subject, nevertheless, to this Agreement, the provisions of the law and to such directions as may be prescribed by the Company in general meeting.

5.7.	Board Meetings. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Meetings of the Board shall take place at least twice per year. Meetings shall be held in a location approved by a majority of the Directors. At any Board meeting, each Director may exercise one vote. Subject to Clause 6, the adoption of any resolution of the Board shall require the affirmative vote of a majority of the Board. The Board shall not at any meeting adopt any resolution covering any matter that is not specified on the agenda for such meeting unless approved by a majority of the Board.

5.8.	Notice of Board Meetings. A meeting may be called by any Director. And upon such calling being made, the Chairman, or a Director appointed by the Chairman (or if the Chairman fails to do so, any of the Directors calling for the meeting) shall give notice in writing to all Directors of such meeting specifying the date, time and agenda for such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than 10 Business Days’ notice shall be given to all Directors; provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting, and (ii) may be reduced with the written consent of all of the Directors.

5.9.	Quorum at Board Meetings. All meetings of the Board shall require a quorum of at least three Directors.

5.10.	Written Resolutions. Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by all the Directors. A resolution in writing may be signed by all the Directors in as many counterparts as may be necessary. A resolution in writing made in accordance with this clause is as valid as if it had been passed by the Directors in a Board meeting, and any reference in this Agreement to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly. A resolution in writing made in accordance with this clause shall constitute minutes for the purposes of the law. For the purposes of this clause, the date of the resolution is the date when the resolution is signed by the last Director to sign, and any reference in this Agreement to the date of passing of a resolution is, in relation to a resolution made in accordance with this clause, a reference to such date.

5.11.	Participation in Meetings by Telephone. Directors may participate in Board meetings by telephone or video conference; provided that each Director can hear and be heard by all the other Directors throughout the meetings, and such participation shall constitute presence for purposes of the quorum provisions of Clause 5.9.

5.12.	Related Party Transactions. The Company shall not, and shall cause its Subsidiaries not to, undertake any Related Party Transaction except in good faith, in the ordinary course of business and on arm’s length terms. “Related Party Transaction” means any agreement, arrangement or obligation to which any Group Company is a party and which involves any Director, officer, employee or Shareholder of the Company (or any of their Relatives or respective Affiliates), other than employment arrangements.

6.	Reserved Matters and Exit

6.1.	Reserved Matters.

Notwithstanding any other provision of this Agreement, the Company shall not and the Company shall not permit any of its Subsidiaries or its or their respective directors, officers, committee members, committees, employees, agents or delegates to, take any of the actions, or take or omit to take any action that would have the effect of any of the actions, set forth in Schedule 2 of this Agreement (the “Reserved Matters”) unless the Reserved Matters are approved in accordance with the procedure set forth in Schedule 2.

6.2.	Exit.

In the event that the Company proposes to undertake an Exit Transaction, the Company shall, as a condition precedent to the effectiveness of such Exit Transaction, provide each Investor with the ability to sell or otherwise dispose of all of the Equity Securities held by such Investor in exchange for cash (the “Investor Exit”). The Board shall, in consultation with the Investors, determine in good faith the manner and process for effecting the Investor Exit (whether undertaken pursuant to a repurchase, redemption, liquidation, dissolution, cancellation, exchange, sale or otherwise), provided, however, that (a) the value of the Equity Securities in the Investor Exit shall be no less than (x) the fair market value as determined by an independent third party valuation firm selected by the Investors and (y) the valuation that would yield an IRR for the Investors of at least 15% based on their respective subscription; (b) the Investors shall not be required to provide any representations or warranties (other than a warranty as to title to the relevant Equity Securities) or indemnities or be subject to any holdback of cash consideration pursuant to the Investor Exit. The Company shall provide each Investor with at least 30 days prior written notice of any Exit Transaction and the material terms of the proposed Investor Exit. Any Exit Transaction in violation of this Clause 6.2 shall be null and void ab initio. Nothing in this Clause 6.2 shall limit the rights of the Investors under this Agreement, including rights under Clause 4, Clause 6 and Schedule 2.

In addition to the foregoing, the Company and the Shareholders agree that, except with the written consent of the Investors, the Company shall not engage in any series of transactions (whether related or unrelated) in any 365-day period which would constitute an “Exit Transaction” if such series of transactions were aggregated together and undertaken as one transaction unless such transactions are engaged in accordance with this Clause 6.2.

7.	Books and Records

7.1.	The Company shall keep proper, complete and accurate books of account in US$ and in accordance with IFRS.

7.2.	The Company shall provide each Shareholder with the following:

(a)	Unaudited consolidated balance sheet of the Company as of the end of each quarter and the related unaudited consolidated statements of income and cash flows of the Company for such quarter, within 30 days following the end of such quarter;

(b)	Audited consolidated balance sheet of the Company as of the end of each Financial Year and the related audited consolidated statements of income and cash flows of the Company for such Financial Year, within 120 days following the end of such Financial Year;

(c)	Annual valuation of the Company as of the end of each Financial Year to be delivered within 90 days following the end of such Financial Year; and

each Shareholder shall be entitled to conduct its independent inspection of the books and accounts of the Company and any Subsidiary, at its own cost and expense, and shall be provided with all relevant information, including monthly management accounts, operating statistics and such other trading and financial information in such form as it may reasonably require to be properly informed about the business of the Company, provided that such inspection shall neither cause undue burden to the Company nor unreasonably interfere with the operation of the Company.

8.	IPO

The Shareholders shall cooperate together to cause the ListCo to accomplish an IPO and to have its shares listed on a Recognized Securities Exchange with the valuation of the ListCo being no less than US$600,000,000.

In the event the Company is not the ListCo, immediately prior to an IPO of the shares of the ListCo, the Parties shall, as a condition to closing such IPO, effect an arrangement (by way of a share dividend or otherwise) whereby all Shares held by the Investors shall be converted into shares of capital stock of the ListCo based on the fair market value of the Shares (as determined by an independent third party valuer selected by the Investors and confirmed by the Company) and the offering price of the shares of capital stock of the ListCo in the IPO.

9.	Termination

9.1.	Automatic termination.

This Agreement shall terminate only upon the mutual consent of the Shareholders, or as against any Shareholder, when such Shareholder ceases to hold any Equity Security of the Company.

9.2.	Accrued rights.

Termination of this Agreement is without prejudice to any accrued rights or obligations of the Parties.

10.	Disputes

Each of the Parties irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three (3) arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice Hong Kong Law. The arbitration shall be conducted in English. The decision of the arbitration tribunal shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses.

11.	Notices

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Parties; (b) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the Parties as set forth in the Schedule of Notice; or (c) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in the Schedule of Notice with next-Business-Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

A Party may change or supplement the addresses given in the Schedule of Notice, or designate additional addresses, for purposes of this Clause 11 by giving the other Parties written notice of the new address in the manner set forth above.

12.	Miscellaneous

12.1.	Alterations.

This Agreement may only be amended in writing by agreement of the Parties.

12.2.	Approvals and consents.

Except where this Agreement expressly states otherwise, a Party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Agreement.

12.3.	Costs.

Each party will bear its own costs and expenses (including, without limitation, fees and disbursements of counsel, financial advisers and accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

12.4.	Assignment.

(a)	Except where this Agreement expressly states otherwise, a Party may only assign this Agreement or a right under this Agreement with the prior written consent of the other Parties.

(b)	A Party may assign its rights under this Agreement to a Person to whom it sells its Shares in accordance with, and subject to, this Agreement.

12.5.	Survival.

Any indemnity or obligation of confidentiality under this Agreement is independent from the other obligations of the Parties and survives termination of this Agreement. Any other term which by its nature is intended to survive termination of this Agreement survives termination of this Agreement.

12.6.	Counterparts and electronic copies.

This Agreement may be executed in counterparts. All executed counterparts constitute one document. This Agreement may be executed on the basis of an exchange of facsimile, scanned or other electronic copies and execution of this Agreement by such means is to be a valid and sufficient execution.

12.7.	No Waiver of Immunity by IFC.

The parties acknowledge and agree that no provision of this Agreement in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions, or applicable law.

12.8.	Entire agreement.

This Agreement, together with the Subscription Agreement, constitutes the entire agreement between the Parties in connection with its subject matter and supersedes all previous agreements or understandings between the Parties in connection with its subject matter.

12.9.	Further action.

Each Party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this Agreement and any transaction contemplated by it.

12.10.	Severability.

A term or part of a term of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining terms or parts of the term of this Agreement continue in force.

12.11.	Waiver.

A Party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise by a Party of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the Party giving the waiver.

12.12.	Relationship.

Except where this Agreement expressly states otherwise, this Agreement does not create a relationship of employment, trust, agency or partnership between the Parties.

12.13.	Governing law.

This Agreement is governed by the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by KILCOY GLOBAL FOODS, LTD.

/s/ Alex Tianli Zhang
by its duly authorized signatory:	Signature of authorized signatory

Alex Tianli Zhang
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by ATOC Investment Limited

/s/ Alex Tianli Zhang
by its duly authorized signatory:	Signature of authorized signatory

Alex Tianli Zhang
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by ACCE Investment Limited

/s/ Alex Tianli Zhang
by its duly authorized signatory:	Signature of authorized signatory

Alex Tianli Zhang
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by Harford Global Limited

/s/ Wei Liu
by its duly authorized signatory:	Signature of authorized signatory

Wei Liu
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by BonneVie, Ltd.

/s/ Alex Tianli Zhang
by its duly authorized signatory:	Signature of authorized signatory

Alex Tianli Zhang
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by Palace Investments Pte. Ltd.

/s/ Chiam Fong Sin
by its duly authorized signatory:	Signature of authorized signatory

Chiam Fong Sin
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

For and on behalf of
NEW ACCORD VENTURES LIMITED

SIGNED by New Accord Ventures Limited

/s/ Ming-Shan Lee
by its duly authorized signatory:	Signature of authorized signatory

Ming-Shan Lee
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by International Finance Corporation

/s/ Randall Riopelle
by its duly authorized signatory:	Signature of authorized signatory

Randall Riopelle
Name of authorized signatory

	Title:	Randall Riopelle
Senior Manager
Country Manager - China, Korea & Mongolia

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by ABERDEEN ASIA PACIFIC III, L.P.

By: FLAG Squadron Asia Pacific III GP, L.P.

Its general partner

By: Squadron Capital Partners Limited

Its general partner

/s/ Arthur Man
by its duly authorized signatory:	Signature of authorized signatory

Arthur Man
Name of authorized signatory

Title: Authorized Signatory

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by ABERDEEN ASIA PARTNERS III, L.P.

By: FLAG ASIA COMPANY III, L.P.

Its general partner

By: FLAG Asia Company III, LLC

Its general partner

By: Aberdeen Asset Management US GP Control LLC

Its manager

/s/ Arthur Man
by its duly authorized signatory:	Signature of authorized signatory

Arthur Man
Name of authorized signatory

Title: Authorized Signatory

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by AMG CO., LTD.

/s/ Wang Hsiang-Sheng
by ABERDEEN INTERNATIONAL	Signature of authorized signatory

FUND MANAGERS LIMITED, in its

capacity as attorney of AMG Co., Ltd.:	WANG HSIANG-SHENG
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by New High Lao International Investment Ltd

[Signature in Chinese]
by its duly authorized signatory:	Signature of authorized signatory

[Chinese Characters]
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by GREENBACKS HOLDINGS LIMITED

/s/ Wei Liu
by its duly authorized signatory:	Signature of authorized signatory

Wei Liu
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by CeresPlus, LTD.

/s/ Alex Tianli Zhang
by its duly authorized signatory:	Signature of authorized signatory

Alex Tianli Zhang
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SIGNED by DELIBEEF CO., LTD.

/s/ Alex Tianli Zhang
by its duly authorized signatory:	Signature of authorized signatory

Alex Tianli Zhang
Name of authorized signatory

Title: Director

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ASIA ALTERNATIVES CAPITAL PARTNERS IV, LP
By: Asia Alternatives Private Equity Partners IV, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AACP IV EX-JAPAN INVESTORS, LP
By: AACP IV Ex-Japan Investors GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FEI ASIA INVESTORS III, LP
By: Asia Alternatives Fei III GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MD ASIA INVESTORS III, LP
By: Asia Alternatives MD III GenPar, L.P., its general partner
By: Asia Alternatives Private Equity Partners V GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FOCUS ASIA 2014 MASTER, L.P.
By: Focus Asia 2014 Master GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NEW YORK BALANCED POOL ASIA INVESTORS II, LP
By: New York Asia Investors GP II, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ASIA ALTERNATIVES IVORY PARTNER III, L.P.
By: Asia Alternatives Ivory Partners III GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ASIA ALTERNATIVES FL INVESTORS II, LP
By: Asia Alternatives FL II GenPar, L.P., its general partner
By: Asia Alternatives Private Equity Partners V GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

VIRGINIA ASIA INVESTORS II, LP
By: Virginia Asia Investors II GenPar, L.P., its general partner
By: Asia Alternatives Private Equity Partners V GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

IL ASIA INVESTORS, LP
By: IL Asia Investors GP, LLC, its general partner

By:	/s/ William D. LaFayette
Name:	William D. LaFayette
Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Schedule 1

Defined Terms

The following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“AA Investor(s)” has the meaning given to it in the preamble.

“ACCE” has the meaning given to it in the preamble.

“Acceptance Notice” has the meaning given to it in Clause 4.3(b).

“Accounting Standards” mean IFRS.

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by the Subject Person or is a Relative of the Subject Person.

“Agreement” has the meaning given to it in the preamble.

“Amended and Restated Shareholders Agreement” has the meaning given to it in the preamble.

“AMG” has the meaning given to it in the preamble.

“Arbitration Rules” have the meaning given to it in Clause 10.

“ATOC” has the meaning given to it in the preamble.

“Board” means the board of directors of the Company appointed or elected pursuant to the Memorandum and Articles and acting at a meeting of Directors at which there is a quorum or by Written Resolution in accordance with the Memorandum and Articles.

“BonneVie” has the meaning given to it in the preamble.

“Business” means animal protein production, processing and distribution.

“Business Day” means any day that is not a Saturday, a Sunday or other public holiday in PRC, Hong Kong, New York, Singapore or the Cayman Islands.

“Ceres” has the meaning given to it in the preamble.

“Charter Documents” means, with respect to any Person, the Memorandum of Association, Articles of Association, Certificate of Incorporation, Articles of Incorporation, Bylaws or other relevant organizational documents of such Person.

“Company" has the meaning given to it in the preamble.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Delibeef” has the meaning given to it in the preamble.

“Director” means a director of the Company.

“EBITDA” means earnings before interest, taxes, depreciation and amortization of the Company on a consolidated basis, excluding any non-recurring items and any adjustments to any prior year financials, based on the annual audited consolidated financial statements of the Company prepared in accordance with the Accounting Standards, but shall include on pro forma basis , in case of the acquisition of other entities or business by any of the Group Companies, the EBITDA of the acquired entities or business for the entire financial year without regard to the timing of such acquisitions.

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien (other than lien created by operation of law), hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (iv) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, issued share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, issued share capital, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“Exit Transaction” means any transaction or series of related transactions that constitute (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 80% or more of the consolidated assets of the Company or to which 80% or more of the total revenue or EBITDA of the Company are attributable, (ii) any sale, lease, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent 80% or more of the total assets, revenue or EBITDA of the Company and its Subsidiaries, taken as a whole, or (iii) any combination of the foregoing. An Exit Transaction shall also include any transaction or series of related transactions that would result in (x) NHI, ATOC and ACCE no longer jointly Controlling the Company or (y) New Hope Group and its Affiliates no longer jointly Controlling NHI.

“Original Shareholder(s)” has the meaning given to it in the preamble.

“Financial Year” means the financial year of the Company, which ends on December 31st.

“First Issuance Notice Period” has the meaning given to it in Clause 3.3(a).

“Aberdeen Partners” has the meaning given to it in the preamble.

“Aberdeen Pacific” has the meaning given to it in the preamble.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“Group Companies” means the Company and all of its direct or indirect Subsidiaries, and a “Group Company” means any of them.

“Harford” has the meaning given to it in the preamble.

“HDL” has the meaning given to it in the preamble.

“HKIAC” has the meaning given to it in Clause 10.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFC” has the meaning given to it in the preamble.

“IFRS” means the international accounting standards or the international financial reporting standards prescribed by the International Accounting Standards Board and its successors.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness, whether or not contingent, for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business that have not become due), (iii) all obligations, contingent or otherwise, with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations, contingent or otherwise, evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are, or should have been, capitalized in accordance with the applicable Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed, and (xi) all Indebtedness referred to in clauses (i) through (ix) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Investor(s)” has the meaning given to it in the preamble.

“Investor Exit” has the meaning given to it in Clause 6.2.

“IPO” means an initial firm commitment underwritten public offering of the shares of the ListCo on a Recognized Securities Exchange.

“IRR” means an internal annual rate of return (determined in US$).

“Issuance Notice” has the meaning given to it in Clause 3.2.

“ListCo” means the Company or a Subsidiary of the Company which is decided to be the vehicle to undertake the IPO.

“Memorandum and Articles” means the amended and restated memorandum and articles of association of the Company adopted by special resolution of the Shareholders.

“Non-Transferring Shareholder” has the meaning given to it in Clause 4.3(b).

“NewAccord” has the meaning given to it in the preamble.

“New Hope Group” means New Hope Group Co., Ltd.

“NHI” means New Hope International (Hong Kong) Limited, a company holding 100% of the equity of Greenbacks.

“Offered Shares” has the meaning given to it in Clause 4.3(a).

“Ordinary Share” means ordinary shares with par value of US$0.001 each in the share capital of the Company that may be authorized and issued from time to time.

“Oversubscription Pro Rata Share” means with respect to the Oversubscription Right of any Preemptive Shareholder for the Unsubscribed Securities, the proportion that the number of issued Shares held by such Preemptive Shareholder bears to the aggregate number of issued Shares held by all Preemptive Shareholders that are qualified to exercise the Oversubscription Rights in relation to the Unsubscribed Securities immediately prior to the issuance of the Oversubscription Notice (in each case, as determined on an as-converted basis).

“Oversubscription Notice” has the meaning given to it in Clause 3.3(b).

“Oversubscription Rights” has the meaning given to it in Clause 3.1.

“Palace” has the meaning given to it in the preamble.

“Party” or “Parties” has the meaning given to it in the preamble.

“Permitted Transferee” of any Shareholder, means such Shareholder’s Affiliates.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association, trust or other entity (whether or not having separate legal personality).

“Policy Agreement” means the Policy Agreement between the Company and IFC.

“PRC” means the People’s Republic of China, for purpose of this Agreement, excluding Hong Kong, Macau and Taiwan.

“Preemptive Rights” has the meaning given to it in Clause 3.1.

“Preemptive Shareholder” has the meaning given to it in Clause 3.3(a).

“Preemptive Pro Rata Share” means, with respect to any Shareholder, the proportion that the number of issued Shares held by such Shareholder bears to the aggregate number of issued Shares held by all Shareholders immediately prior to the issuance of the Issuance Notice (in each case, as determined on an as-converted basis).

“Proposed Issuance” has the meaning given to it in Clause 3.2.

“Proposed Recipient” has the meaning given to it in Clause 3.1.

“Proposed Transfer” has the meaning given to it in Clause 4.3(a).

“Proposed Transferee” has the meaning given to it in Clause 4.3(a).

“Recognized Securities Exchange” means the Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the NASDAQ Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or another internationally recognized securities exchange.

“Register of Members” means the Register of Members of the Company referred to in this Agreement.

“Related Party Transactions” has the meaning given to it in Clause 5.12.

“Relative” of a natural person means the spouse of such person and any parent, parent-in-law, grandparent, child, child-in-law, grandchild, sibling, uncle, aunt, nephew or niece of such person or spouse.

“Reserved Matters” has the meaning given to it in Clause 6.1.

“Residual Securities” has the meaning given to it in Clause 3.5.

“Restricted Securities” has the meaning given to it in Clause 4.1.

“ROFR Acceptance Period” has the meaning given to it in Clause 4.3(b).

“Sale Notice” has the meaning given to it in Clause 4.3(a).

“Second Issuance Notice Period” has the meaning given to it in Clause 3.3(b).

“Second ROFR Acceptance Period” has the meaning given to it in Clause 4.3(d).

“Second Sale Notice” has the meaning given to it in Clause 4.3(d).

“Shareholder(s)” has the meaning given to it in the preamble.

“Shares” means Ordinary Share or any other class or series of shares of the Company, and “Share” shall mean any of them.

“Special Resolution” means a resolution passed at a general meeting (or, if so specified, a meeting of Shareholders holding a class of shares) of the Company:(i) by an approval by the Shareholders holding 100% of the issued and outstanding Shares for matters requiring such approval as set forth in Clause 1 of Schedule 2; (ii) by an approval by the Shareholders holding 90% of the issued and outstanding Shares for matters requiring such approval as set forth in Clause 2 of Schedule 2; (iii) by an approval by the Shareholders holding 85% of the issued and outstanding Shares for matters requiring such approval as set forth in Clause 3 of Schedule 2; (iv) by a majority of two-third the votes cast, in relation to any matter that requires a Special Resolution other than a Reserved Matter set forth in Schedule 2, and also includes a Written Resolution passed by the unanimous consent of all Shareholders entitled to vote.

“Subscription Agreement” has the meaning given to it in the recitals.

“Subsidiary” means, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

“Tag-Along Acceptance Period” has the meaning given to it in Clause 4.4(b).

“Tag-Along Notice” has the meaning given to it in Clause 4.4(a).

“Tag-Along Right Holder” has the meaning given to it in Clause 4.4(a).

“Tag-Along Sale” has the meaning given to it in Clause 4.4(b).

“Tagging Shareholder” has the meaning given to it in Clause 4.4(b).

“Transfer” has the meaning given to it in Clause 4.1.

“Transferring Current Shareholder” has the meaning given to it in Clause 4.4(a).

“Transferring Shareholder” has the meaning given to it in Clause 4.3(a).

“Unsubscribed Securities” has the meaning given to it in Clause 3.3(b).

“US$” means United States Dollars, the lawful currency of the United States of America.

“Written Resolution” means a resolution passed in accordance with Clause 5.10.

Schedule 2

RESERVED MATTERS

1	The following matters shall require the approval by the Shareholders holding 100% of the issued and outstanding Shares of the Company:

(a)	Any redemption or repurchase of Equity Securities or any distribution on any Equity Securities conducted on a non-pro rata basis based on the number of such class of Equity Securities then outstanding.

2	The following matters shall require the approval by the Shareholders holding 90% of the issued and outstanding Shares of the Company:

(a)	The amendment of the Company’s or any other Group Companies’ Charter Documents.

(b)	The increase, alteration, reduction, consolidation, sub-division, conversion or cancellation of the issued and/or authorized share capital of the Company or other Group Companies, including the allotment and issue of shares in the Company or other Group Companies or any determination of the subscription price of new or unissued shares.

(c)	The creation or issue or modification of Equity Securities or other convertible instruments including loans, stock or debentures of the Company or any of the Group Companies.

(d)	The adoption, amendment, or termination of any employee share option or any other equity incentive, purchase or participation plan for the benefit of, or any action to grant such benefits or incentive equities to, any employees, officers, directors of any of the Group Companies, other than the Shares which have been reserved and held by BonneVie before the date of this Agreement, the adoption, implementation and administration of which shall not be subject to this Schedule.

(e)	The sale or other disposal of the whole or a substantially all of the undertaking or material assets or business of the Company or any other Group Companies, including any sale or other disposal by the Company, directly or indirectly, of any Equity Securities of any Subsidiary, in each case, where such transactions or series of related transactions together would result in the sale or other disposal of more than 25% of the fixed assets of the Group Companies on a consolidated basis.

(f)	The reconstruction, amalgamation, consolidation or reorganization of the Company or any of the Group Companies.

(g)	The listing of the shares of the Company or any of the Group Companies.

3	The following matters shall require the approval by the Shareholders holding 85% of the issued and outstanding Shares of the Company:

(a)	The acquisition of the whole or part of the business or any assets of any other person or company or any merger or amalgamation or creation of venture with other companies or with any other business, which transaction upon completion would cause or is likely to cause more than 50% of the consolidated revenue of the Group Companies to be generated from business unrelated to the Business.

(b)	Any material change in the Business of the Group Companies which would cause or is likely to cause more than 50% of the consolidated revenue of the Group Companies to be generated from business unrelated to the Business.

(c)	The acquisition of the whole or part of the business or any assets of any other person or company or any merger or amalgamation or creation of venture with other companies or with any other business, which transaction or a series of related transactions combined would result in the acquisition of assets worth more than 25% of the net assets of the Group Companies on a consolidated basis.

(d)	Decisions relating to the liquidation or winding-up of the Company or any of the other Group Companies.

4	The following matters shall require the unanimous approval by the Board of the Company:

(a)	The sale or other disposal of the whole or a substantial part of the undertaking or material assets or business of the Company or any of other Group Companies that is not subject to approval by the Shareholders as mentioned in Section 2 of this Schedule.

(b)	The acquisition of the whole or part of the business or any assets of any other person or company or any merger or amalgamation or creation of venture with other companies or with any other business that is not subject to approval by the Shareholders as mentioned in Sections 3 of this Schedule.

(c)	Any diversification into new activities/business areas that would cause or is likely to cause more than 30% of the consolidated revenue of the Group Companies to be generated from business unrelated to the Business of the Group Companies, or discontinuing any material business activities of the Company or any of the other Group Companies where such business activities represent at least 30% of the consolidated revenue of the Group Companies.

(d)	The incurrence of any Indebtedness by the Company or any of the Group Companies such that the aggregated consolidated Indebtedness of the Group Companies equals or exceeds three and a half times (3.5x) Indebtedness to EBITDA ratio.

(e)	The appointment or removal of the auditors of the Company (provided that the auditor shall always be one of the “Big 4” accounting firms (i.e., PricewaterhouseCoopers, KPMG, Deloitte & Touche or Ernst & Young) or its Affiliates) or any change of the fiscal year of the Company.

(f)	The budget or business plan of the Company or any material change thereof.

5	Any Related Party Transaction exceeding the amount of US$10,000,000 requires approval by the non-related Shareholders holding 75% of the Shares of the Company held by all non-related Shareholders. For purpose of this provision, the non-related Shareholder means, with respect to the specific Related Party Transaction, a Shareholder that neither itself nor its Affiliate is a party to such Related Party Transaction.

SCHEDULE OF NOTICE